Exhibit 99.1
Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	March 28, 2018

H.B. Fuller Reports First Quarter 2018 Results

Net Revenue Up 42 Percent Versus First Quarter of 2017,

Revenue Up 11 Percent Versus Proforma 2017 Including Royal;

First Quarter Diluted EPS $0.92; First Quarter Adjusted Diluted EPS $0.351;

Confirm Fiscal Year 2018 Adjusted Diluted EPS Guidance $3.10 to $3.40

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the first quarter that ended March 3, 2018.

Items of Note for the First Quarter of 2018:

■

Net revenue grew 42 percent in the first quarter of 2018 versus the first quarter of 2017, driven by the addition of the Royal business. On a proforma basis including Royal in 2017, revenue was up 11 percent including a 4 percent benefit from foreign exchange;

■	Net income was $47.7 million; adjusted net income was $18.4 million, or $0.35[1] per diluted share;
■	Adjusted EBITDA[2] of $84.0 million dollars, cash flow from operations and debt paydown, all in-line with expectations;
■	Tax reform is driving an ongoing core tax rate of between 25 and 27 percent in addition to a one-time non-cash discrete tax benefit;
■

Announced two plant closures and reduction of headcount as part of the Royal integration: generated approximately $2 million in cost synergy in the quarter, projecting the realization of $15 million in synergies in 2018 and $35 million in annualized run rate savings by 2020, as previously communicated;

■	Royal business fully aligned with H.B. Fuller’s business structure which will enable delivery of $50 million in revenue synergies ($15 million at EBITDA) by 2020, as previously communicated;
■	Increased proportion of fixed interest rate debt to 70 percent of total at a weighted average interest rate of 4.27 percent on total debt.

First Quarter 2018 Results:

Net income for the first quarter of 2018 was $47.7 million, or $0.92 per diluted share, versus net income of $14.8 million, or $0.29 per diluted share, in last year’s first quarter. Adjusted diluted earnings per share in the first quarter of 2018 were $0.351. Adjusted EBITDA2 was $84.0 million in the first quarter, in line with expectations and up 42 percent versus the prior year.

Net revenue for the first quarter of 2018 was $713.1 million, up 41.7 percent versus the first quarter of 2017. Higher volume, customer price, mix, foreign currency translation and acquisitions were all positive contributors to net revenue growth. Proforma organic revenue growth, including Royal, was up about three and a half percent.

Gross profit margin was 26.3 percent. Adjusted gross profit margin3 was 26.4 percent, down versus the prior year, reflecting the cumulative impact of raw material inflation during the 2017 fiscal year, offset somewhat by positive pricing actions. Selling, General and Administrative (SG&A) expense was $151.0 million. Adjusted SG&A expense4 was $141.0 million, up versus the first quarter of 2017 due to the inclusion of the acquired businesses during 2017. Adjusted SG&A declined, on a Royal proforma basis, by 100 basis points as a percentage of net revenue due to the restructuring actions we implemented at the beginning of the 2017 fiscal year, volume leverage and overall cost controls.

”Our year started with strong momentum and we followed through on our commitment to deliver solid EBITDA during the first quarter while integrating Royal into our business segments,” said Jim Owens, H.B. Fuller president and chief executive officer. “Our Engineering Adhesives segment continues to show double digit growth and the Americas and EIMEA segments both grew organically above our long-term targets. Pricing improved and will become a strong contributor to our margin improvement as we move through the fiscal year. Raw material savings from the Royal integration showed benefits late in the first quarter and we are on track to deliver $15 million in synergy savings this year. Our plans to deliver $465 million in EBITDA this year and $600 million in EBITDA by 2020 remain on track. We expect free cash flow generation of $200 million and a reduction in debt of $170 million in 2018. We are creating value and continue to build the world’s best adhesives company.”

Balance Sheet and Cash Flow:

At the end of the first quarter of 2018, we had cash totaling $132 million and total debt of $2,441 million of which, approximately 70 percent has a fixed interest rate. This compares to fourth quarter 2017 cash and debt levels of $194 million and $2,452 million, respectively. Sequentially, we reduced debt by approximately $11 million. Cash flow from operations was negative $32 million reflecting the typical seasonality of our businesses and inventory building in advance of higher sales activity in the second quarter. Capital expenditures were $19 million in the first quarter of 2018.

Fiscal 2018 Guidance:

We are affirming our guidance for the 2018 fiscal year for adjusted EPS in the range of $3.10 to $3.40, and adjusted EBITDA of approximately $465 million. Revenue growth will be approximately 35 percent. When comparing to a proforma 2017 that includes the Royal acquisition, revenue growth for the remainder of the 2018 fiscal year is expected to be between 6 and 7 percent. Our core tax rate, excluding the impact of discrete items, is unchanged and is expected to be between 25 and 27 percent. We still expect to invest approximately $90 million in capital items in 2018.

This guidance excludes approximately $20 million, pre-tax, of expenses required to integrate the Royal business and other businesses acquired in 2017, between $7 and $10 million of expenses, pre-tax, related to Project ONE ERP development costs as well as other items that cannot reasonably be estimated at this time. This guidance also excludes the discrete tax benefit of $35.6 million related to Tax Reform that was recorded in the first quarter, as well as any future discrete tax items. A complete reconciliation of the non-GAAP financial information contained in our 2018 guidance is not being provided in accordance with the “unreasonable efforts” exception of Item 10(e)(1)(i)(B) of Regulation S-K of the Securities and Exchange Commission.

Conference Call:

The Company will host an investor conference call to discuss first quarter results on Thursday, March 29, 2018, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted selling, general and administrative expense, adjusted diluted earnings per share, earnings before interest, taxes, depreciation, and amortization (EBITDA) and constant currency revenue does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below with the exception of our forward looking non-GAAP measures contained in our fiscal 2018 outlook, which are unknown or have not yet occurred.

About H.B. Fuller Company:

For 130 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2017 proforma net revenue of $2.9 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world’s biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Royal transaction may involve unexpected costs or liabilities; our business or stock price may suffer as a result of uncertainty surrounding the transaction; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or costly than expected; following the transaction, revenues may be lower than expected, and operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected; risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing for the fiscal year ended December 2, 2017. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	March 3, 2018	Net Revenue	March 4, 2017	Net Revenue
Net revenue	$713,079	100.0%	$503,323	100.0%
Cost of sales	(525,374)	(73.7%)	(364,327)	(72.4%)
Gross profit	187,705	26.3%	138,996	27.6%

Selling, general and administrative expenses	(151,020)	(21.2%)	(112,915)	(22.4%)
Other income (expense), net	4,074	0.6%	621	0.1%
Interest expense	(27,545)	(3.9%)	(8,380)	(1.7%)
Income before income taxes and income from equity method investments	13,214	1.8%	18,322	3.6%

Income taxes	32,632	4.6%	(5,765)	(1.1%)

Income from equity method investments	1,821	0.3%	2,274	0.4%
Net income including non-controlling interests	47,667	6.7%	14,831	2.9%

Net income attributable to non-controlling interests	15	0.0%	(36)	(0.0%)
Net income attributable to H.B. Fuller	$47,682	6.7%	$14,795	2.9%

Basic income per common share attributable to H.B. Fuller	$0.94		$0.29

Diluted income per common share attributable to H.B. Fuller	$0.92		$0.29

Weighted-average common shares outstanding:
Basic	50,471		50,243
Diluted	51,898		51,460

Dividends declared per common share	$0.15		$0.14

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	March 3, 2018	December 2, 2017	March 4, 2017
Cash & cash equivalents	$132,478	$194,398	$116,518
Trade accounts receivable, net	466,876	473,700	358,145
Inventories	410,205	359,505	286,254
Trade payables	257,417	268,467	181,460
Total assets	4,430,612	4,360,646	2,169,328
Total debt	2,441,206	2,451,910	804,781

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended March 3, 2018	% of Net Revenue	Adjustments	Adjusted Three Months Ended March 3, 2018	% of Net Revenue
Net revenue	$713,079	100.0%		$713,079	100.0%
Cost of sales	(525,374)	(73.7%)	(559)	(524,815)	(73.6%)
Gross profit	187,705	26.3%	(559)	188,264 [3]	26.4%

Selling, general and administrative expenses	(151,020)	(21.2%)	(10,062)	(140,958)[4]	(19.8%)

Other income (expense), net	4,074	0.6%	1,662	2,412	0.3%
Interest expense	(27,545)	(3.9%)	(77)	(27,468)	(3.8%)
Income before income taxes and income from equity method investments	13,214	1.8%	(9,036)	22,250	3.1%

Income taxes	32,632	4.6%	38,365	(5,733)	(0.8%)
- Effective tax rate	(247.0%)		424.6%	25.8%

Income from equity method investments	1,821	0.3%		1,821	0.3%
Net income including non-controlling interests	47,667	6.7%	29,329	18,338	2.6%

Net income attributable to non-controlling interests	15	0.0%		15	0.0%
Net income attributable to H.B. Fuller	$47,682	6.7%	$29,329	$18,353	2.6%

Basic income per common share attributable to H.B. Fuller	$0.94		$0.58	$0.36

Diluted income per common share attributable to H.B. Fuller	$0.92		$0.57	$0.35 [1]

Weighted-average common shares outstanding:
Basic	50,471		50,471	50,471
Diluted	51,898		51,898	51,898

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

	Three Months Ended March 4, 2017	% of Net Revenue	Adjustments	Adjusted Three Months Ended March 4, 2017	% of Net Revenue
Net revenue	$503,323	100.0%	$-	$503,323	100.0%
Cost of sales	(364,327)	(72.4%)	(5,156)	(359,171)	(71.4%)
Gross profit	138,996	27.6%	(5,156)	144,152 [3]	28.6%

Selling, general and administrative expenses	(112,915)	(22.4%)	(8,837)	(104,078)[4]	(20.6%)
Other income (expense), net	621	0.1%	-	621	0.1%
Interest expense	(8,380)	(1.7%)	(70)	(8,310)	(1.7%)
Income before income taxes and income from equity method investments	18,322	3.6%	(14,063)	32,385	6.4%

Income taxes	(5,765)	(1.1%)	3,968	(9,733)	(1.9%)
- Effective tax rate	31.5%		28.2%	30.1%

Income from equity method investments	2,274	0.4%	-	2,274	0.4%
Net income including non-controlling interests	14,831	2.9%	(10,095)	24,926	4.9%

Net income attributable to non-controlling interests	(36)	(0.0%)	-	(36)	(0.0%)
Net income attributable to H.B. Fuller	$14,795	2.9%	$(10,095)	$24,890	4.9%

Basic income (loss) per common share attributable to H.B. Fuller[a]	$0.29		$(0.20)	$0.50

Diluted income (loss) per common share attributable to H.B. Fuller[a]	$0.29		$(0.20)	$0.48 [1]

Weighted-average common shares outstanding:
Basic	50,243		50,243	50,243
Diluted	51,460		51,460	51,460

a Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

ADJUSTED EARNING PER SHARE RECONCILIATION

In thousands (unaudited)

	Three Months ended March 3, 2018			Three Months ended March 4, 2017
	Income before Income Tax	Income Taxes	Diluted EPS	Income before Income Tax	Income Taxes	Diluted EPS
GAAP Earnings	$15,050	$(32,632)	$0.92	$20,560	$5,765	$0.29

Acquisition project costs[b]	559	184	0.01	989	345	0.01
Tax Reform
Tonsan call option agreement[c]	125	-	-	107	-	-
Organizational Realignment [d]	345	(361)	0.01	11,578	3,137	0.16
Royal Restructuring and Integration[e]	7,519	2,549	0.10	-	-	-
Tax Reform[f]	-	35,555	(0.69)	-	-	-
Other[g]	488	438	-	1,389	486	0.02
Adjusted Earnings	$24,086*	$5,733	$0.35	$34,623	$9,733	$0.48

b Costs related to integrating and accounting for acquisitions
c Non-cash costs related to accretion and revaluation of the Tonsan call option agreement

d Costs related to Organizational Realignment to Support 2020 Strategic Plan, Construction Adhesives facility combination, EIMEA restructuring announced November 2015, business integration and Special Charges

e Costs related to integrating and accounting for the Royal acquisition
f Tax benefit related to Tax Reform
g Costs related to Project ONE development costs, discrete tax items and gains on sales of assets

* First quarter 2018 adjusted earnings included an incremental $19 million of interest expense and an incremental $17 million of depreciation & amortization expense versus the first quarter of 2017 related to financing and accounting for the Royal acquisition

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

	Three Months Ended	Three Months Ended
	March 3, 2018	March 4, 2017
Net Revenue:
Americas Adhesives	$261,331	$193,162
EIMEA	178,583	124,039
Asia Pacific	66,674	62,645
Construction Adhesives	97,245	57,046
Engineering Adhesives	109,246	66,431
Total H.B. Fuller	$713,079	$503,323
Segment Operating Income:[6]
Americas Adhesives	$17,511	$21,033
EIMEA	7,838	1,797
Asia Pacific	2,322	1,879
Construction Adhesives	1,265	(683)
Engineering Adhesives	7,749	2,055
Total H.B. Fuller	$36,685	$26,081
Depreciation Expense:
Americas Adhesives	$4,469	$3,562
EIMEA	5,718	3,643
Asia Pacific	1,680	1,879
Construction Adhesives	3,020	1,333
Engineering Adhesives	2,535	1,528
Total H.B. Fuller	$17,422	$11,945
Amortization Expense:
Americas Adhesives	$5,456	$1,285
EIMEA	2,653	1,063
Asia Pacific	484	452
Construction Adhesives	6,375	2,318
Engineering Adhesives	4,275	2,237
Total H.B. Fuller	$19,243	$7,355
EBITDA:[2]
Americas Adhesives	$27,436	$25,880
EIMEA	16,209	6,503
Asia Pacific	4,486	4,210
Construction Adhesives	10,660	2,968
Engineering Adhesives	14,559	5,820
Total H.B. Fuller	$73,350	$45,381
Segment Operating Margin:[6]
Americas Adhesives	6.7%	10.9%
EIMEA	4.4%	1.4%
Asia Pacific	3.5%	3.0%
Construction Adhesives	1.3%	(1.2% )
Engineering Adhesives	7.1%	3.1%
Total H.B. Fuller	5.1%	5.2%
EBITDA Margin:[2]
Americas Adhesives	10.5%	13.4%
EIMEA	9.1%	5.2%
Asia Pacific	6.7%	6.7%
Construction Adhesives	11.0%	5.2%
Engineering Adhesives	13.3%	8.8%
Total H.B. Fuller	10.3%	9.0%

Adjusted EBITDA[2]
Americas Adhesives	$31,747	$28,867
EIMEA	18,401	13,077
Asia Pacific	5,292	5,745
Construction Adhesives	12,502	4,490
Engineering Adhesives	16,029	6,768
Total H.B. Fuller	$83,971	$58,947
Adjusted EBITDA Margin[2]
Americas Adhesives	12.1%	14.9%
EIMEA	10.3%	10.5%
Asia Pacific	7.9%	9.2%
Construction Adhesives	12.9%	7.9%
Engineering Adhesives	14.7%	10.2%
Total H.B. Fuller	11.8%	11.7%

 H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

Three Months Ended March 3, 2018

	Americas Adhesives	EIMEA	Asia Pacific	Construction Adhesives	Engineering Adhesives	Total HBF
Price	1.0%	3.2%	0.8%	(0.3%)	4.5%	1.8%
Volume	1.8%	0.5%	(1.5%)	(4.0%)	5.8%	0.9%
Mix	0.5%	0.1%	0.0%	(0.7%)	2.2%	0.4%
Acquisition	31.7%	29.4%	1.9%	74.5%	47.1%	34.4%
Constant Currency Growth[5]	35.0%	33.2%	1.2%	69.5%	59.6%	37.5%

F/X	0.3%	10.8%	5.2%	1.0%	4.9%	4.2%

	35.3%	44.0%	6.4%	70.5%	64.5%	41.7%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	Three Months Ended March 3, 2018	Three Months Ended March 4, 2017
Net income including non-controlling interests	$47,667	$14,831

Income from equity method investments	(1,821)	(2,274)
Income taxes	(32,632)	5,765
Interest expense	27,545	8,380
Other income (expense), net	(4,074)	(621)
Segment operating income[6]	36,685	26,081

Depreciation expense	17,422	11,945
Amortization expense	19,243	7,355
EBITDA[2]	$73,350	$45,381

EBITDA margin[2]	10.3%	9.0%

Restructuring, Acquisition and other costs	10,621	13,566
Adjusted EBITDA[2]	$83,971	$58,947

Adjusted EBITDA margin[2]	11.8%	11.7%

[1]

Adjusted diluted earnings per share (EPS) is a non-GAAP financial measure and excludes the following costs included on the adjusted earnings per share reconciliation table above: Tax reform impacts; organizational realignment to support the 2020 strategic plan as announced in December 2016; Project ONE development costs; and integrating and accounting for past and present acquisitions; and Royal integration activities. Other than items referenced in the press release, we have not included a full reconciliation of adjusted EPS to EPS as part of our guidance because all potential adjustments are not known at this time.

[2]

EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. Adjusted EBITDA excludes items listed on the adjusted earnings per share reconciliation table above. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. Other than items referenced in the press release, we have not included a full reconciliation of adjusted EBITDA to EBITDA or net income as part of our guidance because all of the potential adjustments are not known at this time.

[3]

Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; integrating and accounting for past and present acquisitions; and Royal integration activities. Adjusted gross profit margin is defined as adjusted gross profit divided by adjusted net revenue.

[4]

Adjusted SG&A expense is a non-GAAP financial measure which excludes costs associated with: organizational realignment to support the 2020 strategic plan as announced in December 2016; Project ONE development costs; integrating and accounting for past and present acquisitions; and Royal integration activities.

[5]

Constant currency revenue is a non-GAAP financial measure defined as changes in revenue due to price, volume, mix and acquisitions and excludes revenue changes driven by foreign currency translation. The schedule above reconciles each component of net revenue growth.

[6]	Segment operating income is defined as gross profit less SG&A expense. Segment operating margin is defined as segment operating income divided by net revenue.